Exhibit 23.2

PLS CPA, A PROFESSIONAL CORP.

t 4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 433-2979

t E-MAIL changgpark@gmail.com t

January 24, 2018

To Whom It May Concern:

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated December 21, 2017, relating to the financial statements of Walleo, Inc. which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

Very truly yours,

/s/PLS CPA

____________________________

     PLS CPA, A Professional Corp.

     San Diego, CA 92111

Registered with the Public Company Accounting Oversight Board